Exhibit 4.5

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY STATE SECURITIES LAWS WHICH MAY BE APPLICABLE. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL BEFORE IT EFFECTS ANY TRANSFER ON ITS BOOKS AND RECORDS OF THIS WARRANT OR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF.
________________________________________________________________________________________________
WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
TECOGEN INC.
________________________________________________________________________________________________
Key Terms/Definitions:

“Company”:	Tecogen Inc., a Delaware corporation
“Holder”:
“Common Stock”:	Common Stock of the Company
Number of shares of Common Stock initially issuable on exercise of this Warrant (subject to adjustment):	shares
Price paid to purchase Warrant:
“Exercise Price” per share of Common Stock (subject to adjustment):
“Date of Issuance” of this Warrant:
“Expiration Date” of this Warrant

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, that the Holder, or permitted assigns, is entitled to purchase from the Company at any time on or after the date hereof and on or before the Expiration Date the number of shares of Common Stock set forth in the table above, subject to the terms, provisions and conditions hereinafter set forth, at the Exercise Price per share.
Tender of the price paid for to purchase this Warrant shall be made by delivery of a personal or bank check payable to the Company or by wire transfer to the Company’s designated bank account, together with the original copy of this Warrant.
SECTION 1.    EXERCISE OF WARRANT.
This Warrant may be exercised in whole or in part at any time by the surrender of this Warrant (with the subscription form at the end hereof duly completed and executed) at the principal office of the Company and upon payment to the Company of the aggregate Exercise Price for the shares being purchased. Any such payment shall be by check payable to the order of the Company. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed to be effective concurrently with the consummation of such transaction.
If this Warrant is exercised in respect of less than all of the shares of Common Stock at the time purchasable hereunder, the Holder shall be entitled to receive a new Warrant of like tenor to this Warrant covering the number of shares in respect of which this Warrant shall not have been exercised.

Exhibit 4.5

The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Holder at the time of such exercise, and the Holder shall be deemed for all purposes to have become the record holder of the Common Stock at such time. Certificates for shares of the Common Stock purchased upon exercise or partial exercise of this Warrant shall be delivered by the Company to Holder within five business days after the date of exercise.
This Warrant and all rights and options hereunder shall expire on the Expiration Date (as the same may be modified as provided herein), and shall be wholly null and void to the extent this Warrant is not exercised before it expires.
SECTION 2.    RESERVATION.
The Company will at all times prior to the Expiration Date reserve and keep available such number of authorized shares of its Common Stock solely for the purpose of issuance upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable upon the exercise of this Warrant.
SECTION 3.    STOCK DIVIDENDS, ETC.
The per share Exercise Price and the number of shares deliverable hereunder shall be adjusted as hereinafter set forth:
Section 3.1. Stock Dividends, Subdivisions and Combinations. In case after the date hereof the Company shall:
(a)    take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or
(b)    subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or
(c)    combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the per share Exercise Price shall be adjusted, for the purpose of preserving the economic value of this Warrant, to the price determined by multiplying the per share Exercise Price in effect immediately prior to such subdivision or combination or the taking of a record of holders in respect of such payment or distribution, as the case may be (each, a “Triggering Event”) by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such Triggering Event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such Triggering Event.
Section 3.2.    Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Exercise Price, the number of shares of Common Stock subsequently purchasable hereunder shall be an amount equal to the quotient derived by dividing the aggregate Exercise Price in effect immediately before such adjustment by the per share Exercise Price in effect immediately following such adjustment or readjustment.
SECTION 4.    DISSOLUTION OR LIQUIDATION.
If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company shall pay to the Holder at the time of payment thereof the Liquidating Dividend which would have been paid to such holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
SECTION 5.    NOTICE OF DIVIDENDS; PAYMENTS.
If the Board of Directors of the Company shall declare any dividend or other distribution on any class of its Common Stock except by way of a stock dividend payable in Common Stock on its Common Stock, the Company shall mail notice thereof to the Holder not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder shall be entitled to receive, as a consent fee, cash or other property from the Company in an amount and of the same type (cash or property) equal to that which the holder would have been entitled to receive if the unexercised portion hereof had been exercised as of the record date of such dividend or distribution.

Exhibit 4.5

SECTION 6.    NO FRACTIONAL SHARES.
No fractional shares shall be issued upon the exercise of this Warrant under any circumstances.
SECTION 7.    FULLY PAID STOCK.
The Company covenants and agrees to take all such actions necessary to ensure that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. In addition, the Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any trading market or securities exchange upon which shares of Common Stock may be listed.
SECTION 8.    CLOSING OF TRANSFER BOOKS.
The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for the Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.
SECTION 9.    RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND
SHARES; COMPLIANCE WITH LAWS.
Notwithstanding anything contained in this Warrant to the contrary, the terms and provisions of this Section 10 of this Warrant remain in full force and effect at all times and shall survive the Expiration Date.
Section 9.1.    In General. This Warrant and the shares of Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter referred to, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (or any similar Federal statute at the time in effect) (the “Securities Act”), and any applicable state securities laws in respect of the transfer of this Warrant or any such shares. Any attempt to transfer such Warrant or such shares except in accordance with the terms hereof shall, to the extent legally enforceable, be void.
Section 9.2.    Restrictive Legends. Each Warrant and each certificate for shares of Common Stock issued upon the exercise of any Warrant shall bear a customary restrictive legend relating to securities laws compliance until counsel for the Company determines that such legend is no longer legally required. This Warrant and any shares of Common Stock issuable upon exercise hereof may be transferred only in accordance with the provisions of such legend, including the legend set forth on the first page hereof.
Section 9.3.    Accredited Investor. The initial Holder of this Warrant represents that he is an a “accredited investor” as defined in the rules and regulations under the Securities Act.
SECTION 10.    PARTIAL EXERCISE AND PARTIAL ASSIGNMENT.
If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised as provided in Section 1. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the Holder covering the number of shares not assigned and setting forth the proportionate aggregate Exercise Price applicable to such shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant of like tenor to this Warrant covering the number of shares so assigned and setting forth the proportionate aggregate Exercise Price applicable to such assigned shares. If this Warrant is assigned in full, this Warrant shall be surrendered at the principal office of the Company (with the full assignment form at the end hereof duly executed), and thereupon a new Warrant of like tenor to this Warrant shall be issued to the assignee covering the number of shares of Common Stock then issuable upon exercise of this Warrant.

Exhibit 4.5

SECTION 11.     WARRANT DENOMINATIONS.
Warrants are issuable or transferable in the denomination of 1,000 shares or any integral multiple thereof (as nearly as may be practicable and subject to required adjustments hereunder), and the Warrants of each denomination are interchangeable upon surrender thereof at the office of the Company for Warrants of other denominations, but aggregating the same number of shares as the Warrants so surrendered. All Warrants will be dated the same date as this Warrant.
SECTION 12.    LOST, STOLEN WARRANTS, ETC.
In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. All warrants hereafter issued in exchange or substitution for this Warrant shall be substantially in the form hereof.
SECTION 13.    WARRANT HOLDER RIGHTS.
This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.
SECTION 14.    SEVERABILITY.
Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.
SECTION 15.    GOVERNING LAW.
This Warrant shall be governed by the laws of the State of Delaware.
IN WITNESS WHEREOF, the Company. has caused this Warrant to be signed by a duly authorized officer.
Dated: _________________
TECOGEN INC.
By:_____________________________________
Name:
Title:
The initial Warrant Holder hereby confirms
the representations and covenants contained
in Section 10:

___________________________________

Exhibit 4.5

SUBSCRIPTION
TECOGEN INC.
The undersigned,____________________________, pursuant to the provisions of the within Warrant, hereby elects to exercise said Warrant for ___________ shares of Common Stock of Tecogen Inc. covered by the within Warrant.
______________________________
Signature
Address:

Dated: _____________________________

FULL ASSIGNMENT
FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto_________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________________, attorney, to transfer the said Warrant on the books of the within-named Company.

______________________________
Assignor

Dated: ______________________________

PARTIAL ASSIGNMENT
FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase shares of Common Stock of Tecogen Inc. and irrevocably constitutes and appoints attorney, to transfer that part of the said Warrant on the books of the within-named Company.

______________________________
Assignor

Dated_____________________________